UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2015

EXTERRAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36875	47-3282259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road

Houston, Texas 77041

(Address of Principal Executive Offices) (Zip Code)

(281) 854-3000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Spin Agreements

On November 3, 2015, Exterran Holdings, Inc. (subsequently renamed Archrock, Inc.) (“Archrock”), completed the previously announced spin-off of its international contract operations, international aftermarket services and global fabrication businesses (the “International Businesses”) through the distribution of all of the outstanding shares of common stock of Exterran Corporation (the “Company”), to Archrock’s holders of record as of the close of business on October 27, 2015. Following the completion of the spin-off, Archrock will continue to operate all of the businesses that it operated prior to the spin-off, other than the International Businesses (the retained businesses, the “U.S. Businesses”). In connection with the completion of the spin-off, the Company and its subsidiaries entered into several agreements with Archrock and certain subsidiaries of Archrock and, with respect to certain agreements, Exterran Partners, L.P. (subsequently renamed Archrock Partners, L.P.), that govern the spin-off and the relationship among the parties following the spin-off, including the following (collectively, the “Spin Agreements”):

•                                          Separation and Distribution Agreement

•                                          Employee Matters Agreement

•                                          Tax Matters Agreement

•                                          Transition Services Agreement

•                                          Supply Agreement

A summary of certain material terms of each of the Spin Agreements can be found in the section entitled “Relationship with Archrock After the Spin-Off—Agreements Between Archrock and Us” in the Information Statement (the “Information Statement”) attached as Exhibit 99.1 to the Company’s Registration Statement on Form 10, initially filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2015, as amended, and declared effective on October 21, 2015 (the “Registration Statement”), and which is incorporated herein by reference. The summary is qualified in its entirety by reference to the Separation and Distribution Agreement, Employee Matters Agreement, Tax Matters Agreement, Transition Services Agreement and Supply Agreement attached hereto as Exhibit 2.1 and Exhibits 10.1 through 10.4, respectively, each of which is incorporated herein by reference.

Indemnification Agreements

Effective as of November 3, 2015, in connection with the completion of the spin-off, the Company entered into indemnification agreements with each of the Company’s directors and certain executive officers (the “Indemnification Agreements”). Effective as of November 4, 2015, in connection with the appointment of James C. Gouin to the board of directors of the Company (the “Board”) as discussed in Item 5.02 below, the Company also entered into an Indemnification Agreement with Mr. Gouin. The Indemnification Agreements require the Company to indemnify those individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreements, a form of which is filed as Exhibit 10.8 to the Registration Statement and incorporated in this Item 1.01 by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

The information included under “Spin Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. On November 3, 2015, as part of certain internal restructuring steps implemented in connection with but prior to the spin-off, Exterran Energy Solutions, L.P. (“EESLP”) contributed to AROC Corp., a subsidiary of Archrock following the completion of the spin-off (“Controlled”), the assets related to the U.S. Businesses of Archrock, including the outstanding equity interests in certain of its subsidiaries through which the U.S. Businesses are conducted and Controlled assumed certain liabilities of EESLP. In addition, as part of such internal restructuring, EESLP transferred approximately $532.6 million of net proceeds from borrowings under its new credit facility to Archrock, which has been used by Archrock, in part, to repay a portion of its indebtedness in connection with the spin-off.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on October 5, 2015, EESLP and the Company entered into an amended and restated credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as the administrative agent, and various financial institutions as lenders (the “Lenders”).  The Credit Agreement amended and restated the credit agreement, dated as of July 10, 2015, by and among the Company, as parent, EESLP, as borrower, Wells Fargo, as the administrative agent, and various financial institutions as lenders, which was entered into in preparation for the spin-off.

The Credit Agreement provides for a $925 million credit facility, consisting of a $680 million revolving credit facility and a $245 million term loan facility, to be made available to EESLP (collectively, the “Credit Facility”) upon the satisfaction of certain conditions precedent, including the authorization of the spin-off by the board of directors of Archrock. On November 3, 2015, EESLP incurred approximately $300.0 million of indebtedness under its revolving credit facility and $245.0 million of indebtedness under its term loan facility.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is filed as Exhibit 4.2 to the Registration Statement and incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to the Board of Directors of the Company

Effective as of October 30, 2015, Jon C. Biro resigned from the Board. Mr. Biro’s decision to resign from the Board was not due to any disagreement with the Company relating to the operations, practices or policies of the Company. Also effective as of October 30, 2015, the Board increased its size from three members to seven members and, to fill the resulting vacancies, appointed Mark R. Sotir, John P. Ryan, Christopher T. Seaver, Richard R. Stewart and Ieda Gomes Yell as directors. The biographies of each of Messrs. Sotir, Ryan, Seaver and Stewart and Ms. Yell can be found in the section entitled “Management—Directors and Executive Officers” in the Information Statement and are incorporated herein by reference.

Effective as of November 4, 2015, the Board increased the size of the Board to eight members and appointed James C. Gouin as a director to fill the resulting vacancy.  There are no arrangements or understandings between Mr. Gouin and any other person pursuant to which he was appointed to the Board. There are no other relationships between Mr. Gouin and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Effective as of October 30, 2015, the Board appointed (i) Messrs. Ryan and Seaver to join Mr. Goodyear as members of the Audit Committee, and ratified the appointment of Mr. Goodyear as Chairman of the Audit Committee, (ii) Messrs. Goodyear, Ryan, Seaver and Stewart to the Compensation Committee, and Mr. Ryan as Chairman of the Compensation Committee, and (iii) Messrs. Ryan and Seaver and Ms. Yell to the Nominating and Governance Committee, and Mr. Seaver as Chairman

of the Governance Committee. Mr. Gouin was also appointed to the Audit Committee effective as of his appointment to the Board on November 4, 2015. Mr. Sotir was elected as Executive Chairman of the Board.

The Board has determined that each of Messrs. Goodyear, Gouin, Ryan, Seaver and Stewart and Ms. Yell qualifies as an independent director under the director independence standards set forth in the rules and regulations of the SEC and the applicable listing standards of the New York Stock Exchange (“NYSE”) and that each of Messrs. Goodyear, Gouin, Ryan and Seaver satisfies the financial literacy and other requirements for audit committee members and is an audit committee financial expert under the rules and regulations of the SEC and applicable NYSE listing standards.

Appointment of Officers

Effective October 30, 2015, the Board appointed or ratified the appointment of the following individuals to the offices of the Company indicated opposite their names:

Name	Title

Mark R. Sotir	Executive Chairman

Andrew J. Way	President and Chief Executive Officer

Jon C. Biro	Senior Vice President and Chief Financial Officer

Steven W. Muck	Senior Vice President, Global Services

Daniel K. Schlanger	Senior Vice President, Global Products

Christopher T. Werner	Senior Vice President, Global Operations

Christine M. Michel	Senior Vice President, Global Human Resources and Communications

Valerie L. Banner	Vice President, General Counsel and Secretary

The biographies of the officers listed above can be found in the sections entitled “Management—Directors and Executive Officers” and “—Key Employees” in the Information Statement and are incorporated herein by reference.

2015 Stock Incentive Plan

On October 30, 2015, the Compensation Committee and the Board each approved the Exterran Corporation 2015 Stock Incentive Plan (the “2015 Plan”) and the forms of award agreements thereunder. The 2015 Plan became effective on November 1, 2015.  A summary of certain material features of the 2015 Plan can be found in the section entitled “Information Regarding Executive Compensation—2015 Stock Incentive Plan” in the Information Statement, which summary is incorporated herein by reference and qualified in its entirety to the 2015 Plan, a copy of which was previously filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8, filed with the SEC on November 2, 2015, and is also incorporated in this Item 5.02 by reference.  The foregoing summary is also qualified in its entirety by the forms of award agreements under the 2015 Plan, copies of which are filed as Exhibits 10.8 through 10.14 hereto, respectively, and are incorporated in this Item 5.02 by reference.

Directors’ Stock and Deferral Plan

On October 30, 2015, the Compensation Committee and the Board each approved the Exterran Corporation 2015 Directors’ Stock and Deferral Plan (the “Director Plan”).  Under the Director Plan, which became effective on October 30, 2015, members of the Board may elect, on an annual basis, to receive 25%, 50%, 75% or 100% of their retainer and meeting fees (the “Retainer Fees”) in shares of the Company’s common stock in lieu of cash.  The number of shares of common stock issued to each director who elects to have a portion of their Retainer Fees paid in shares in lieu of cash is determined by dividing the applicable dollar amount of such portion by the closing sales price per share of the Company’s common stock on the last trading day of the quarter.  Any portion of the Retainer

Fees paid in cash will be paid to the director following the close of the calendar quarter for which such Retainer Fees were earned.

Under the Director Plan, members of the Board may also elect to defer until a later date the receipt of the Retainer Fees that such director has elected to receive in the form of shares.  The deferral date may be any date that is not earlier than six months from the close of the quarter for which the Retainer Fees were earned, provided that the shares will be issued within 30 days following the earliest of (i) such deferral date, (ii) the date of the director’s separation from service (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) and (iii) the date of a change in control of the Company (as defined in the Director Plan).

The maximum aggregate number of shares of the Company’s common stock that may be issued under the Director Plan is 125,000 shares.  The Board will administer the Director Plan and has the authority to make certain equitable adjustments under the Director Plan in the event of certain corporate transactions.

The foregoing summary is qualified in its entirety by reference to the Director Plan, a copy of which was previously filed as Exhibit 99.2 to the Company’s Registration Statement on Form S-8, filed with the SEC on November 2, 2015, and is also incorporated in this Item 5.02 by reference.

Employment Letters

On November 3, 2015, the Company entered into employment letters (the “Employment Letters”) with each of Messrs. Biro, Muck, Schlanger and Werner, which describe the terms and conditions of their employment with the Company following the spin-off.  The Employment Letters, which became effective as of the completion of the spin-off on November 3, 2015, supersede the executives’ existing employment letters with the Company.   Each Employment Letter sets forth the applicable executive’s title and reporting relationship and provides for an annual base salary, eligibility for an annual short-term incentive payment, eligibility for annual equity awards and the grant and/or payment of a retention incentive, either in cash, shares of restricted stock, or a combination of both, as described in more detail below.

Under his Employment Letter, Mr. Biro will serve as the Company’s Senior Vice President and Chief Financial Officer, reporting to the Company’s Chief Executive Officer, and will be eligible to receive the same annual base salary, annual short-term incentive target, and annual equity award value as in effect immediately prior to the spin-off.  Mr. Biro is also eligible to receive a retention incentive in the form of a restricted stock award with a grant date value of $400,000.  One-third of the restricted stock award was vested on November 4, 2015, the date of grant, one-third of the restricted stock award will vest on the first anniversary of the spin-off, and one-third of the restricted stock award will vest on the second anniversary of the spin-off, subject to Mr. Biro’s continued employment with the Company through each applicable vesting date.

Under his Employment Letter, Mr. Muck will serve as the Company’s Senior Vice President, Global Services, reporting to the Company’s Chief Executive Officer, and will be eligible to receive the same annual base salary, annual short term incentive target, and annual equity award value as in effect immediately prior to the spin-off.  Mr. Muck is also eligible to receive a retention incentive with an aggregate value of $400,000.  One-third of the retention incentive value will be paid in the form of cash on or within 30 days following the spin-off.  The remaining two-thirds of the retention incentive value was made in the form of a restricted stock award granted on November 4, 2015, which will vest with respect to 50% of the restricted shares subject thereto on the first anniversary of the spin-off and with respect to the remaining 50% of the restricted shares subject thereto on the second anniversary of the spin-off, subject to Mr. Muck’s continued employment with the Company through each applicable vesting date.

Under his Employment Letter, Mr. Schlanger will serve as the Company’s Senior Vice President, Global Products, reporting to the Company’s Chief Executive Officer, and will be eligible to receive the same annual base salary, annual short term incentive target, and annual equity award value as in effect immediately prior to the spin-off.  Mr. Schlanger is also eligible to receive a retention incentive with an aggregate value equal to $1,200,000.  Fifty percent of the retention incentive value will be paid in the form of cash on or within 30 days following the spin-off, and the remaining 50% of the retention incentive value was made in the form of a restricted stock award granted on November 4, 2015, which will vest in full on the first anniversary of the spin-off, subject to Mr. Schlanger’s continued employment through such date and provided that he has not provided the Company with notice that he intends to resign for “good reason” (as defined in his Severance Benefit Agreement (as defined below)).  Mr. Schlanger’s Employment Letter also acknowledges that he has the right to resign his employment for good reason during the one-year period following the spin-off and receive severance under his Severance Benefit Agreement.

Under his Employment Letter, Mr. Werner will serve as the Company’s Senior Vice President, Global Operations, reporting to the Company’s Chief Executive Officer, and will be eligible to receive the same annual base salary, annual short term incentive target and annual equity award value as in effect immediately prior to the spin-off.  Mr. Werner is also eligible to receive a cash retention payment equal to $150,000.   Fifty percent of the retention payment will be paid on or within 30 days following the spin-off and the remaining 50% of the retention payment will be paid on or within 30 days following the first anniversary of the spin-off, subject to Mr. Werner’s continued employment through such date.

In addition, each Employment Letter provides that the applicable executive will be eligible to participate in all employee benefit plans maintained by the Company for the benefit of its executives generally.

Pursuant to the Employment Letters, each executive has also entered into new severance benefit and change of control agreements with the Company, as described in more detail below under “—Severance Benefit Agreements and Change of Control Agreements.”  In addition, pursuant to their respective Employment Letters, except as otherwise described above with respect to Mr. Schlanger, each executive has waived his right to resign for “good reason” (as defined in their respective severance benefit and change of control agreements with Archrock) in connection with any changes in their title, duties and/or responsibilities that occur in connection with the spin-off.

The foregoing summary is qualified in its entirety by reference to the Form of Employment Letter, a copy of which is filed as Exhibit 10.16 hereto and is incorporated in this Item 5.02 by reference.

Severance Benefit Agreements and Change of Control Agreements

On November 3, 2015, each of Messrs. Way, Biro, Muck, Schlanger and Werner (each, an “Executive”) entered into a severance benefit agreement with the Company (a “Severance Benefit Agreement”) and change of control agreement with the Company (a “Change of Control Agreement”), which supersede his existing severance benefit and change of control agreements with Archrock.

Severance Benefit Agreements

Each Severance Benefit Agreement has an initial one-year term, and will automatically be extended for successive one-year periods thereafter unless either party provides notice of its intent not to renew the agreement at least 365 days prior to the expiration of the then-current term.  Each Severance Benefit Agreement provides that if the Executive’s employment is terminated by the Company without “cause” or by the Executive with “good reason” (each, as defined in the Severance Benefit Agreement) at any time during the term of the agreement, he will receive a lump sum payment in cash on the 60th day after the termination date equal to the sum of:

•                                          his annual base salary then in effect;

•                                          his target annual incentive bonus opportunity for the termination year;

•                                          a pro-rated portion of his target annual incentive bonus opportunity for the termination year based on the length of time during which he was employed during such year; and

•                                          any earned but unpaid annual incentive award for the fiscal year ending prior to the termination date.

In addition, the Executive will be entitled to:

•                                          the accelerated vesting as of the termination date of his outstanding unvested equity, equity-based or cash awards denominated either in Company common stock or the common stock of Archrock that were scheduled to vest within 12 months following the termination date; and

•                                          continued coverage under the Company’s medical benefit plans for him and his eligible dependents for up to one year following the termination date.

Each Executive’s entitlement to the payments and benefits under his Severance Benefit Agreement is subject to his execution of a waiver and release for the Company’s benefit.  In addition, pursuant to the Severance Benefit Agreements, each Executive is subject to non-disparagement restrictions following termination.

Change of Control Agreements

Each Change of Control Agreement has an initial two-year term, and will automatically be extended for successive one-year periods thereafter unless the Company provides notice of its intent not to renew the agreement at least 90 days prior to the expiration of the then-current term.  Each Change of Control Agreement provides that if the Executive’s employment is terminated by the Company other than for “cause”, death or disability, or by the Executive for “good reason,” in any case, within 18 months following a “change of control” of the Company (each such term, as defined in the Change of Control Agreement) or within 6 months prior to a change of control of the Company if the termination was at the request of a third party who has taken steps to effect the change of control or otherwise arose in connection with or in anticipation of the change of control, he will receive a cash payment within 60 days after the termination date equal to:

•                                          two times (or three times, for Mr. Way) his current annual base salary plus two times (or three times, for Mr. Way) his target annual incentive bonus opportunity for that year; and

•                                          a pro-rated portion of his target annual incentive bonus opportunity for the termination year based on the length of time during which he was employed during such year;

•                                          any earned but unpaid annual incentive award for the fiscal year ending prior to the termination date;

•                                          two times the total of the Company contributions that would have been credited to him under the Company’s 401(k) plan and any other deferred compensation plan had he made the required amount of elective deferrals or contributions during the 12 months immediately preceding the termination month.

In addition, the Executive will be entitled to:

•                                          any amount previously deferred, or earned but not paid, by him under the incentive and nonqualified deferred compensation plans or programs as of the termination date;

•                                          continued coverage under the Company’s medical benefit plans for him and his eligible dependents for up to two years following the termination date;

•                                          the accelerated vesting of all his unvested stock options, restricted stock, restricted stock units or other stock-based awards denominated in either Company common stock or the common stock of Archrock; and

•                                          an Internal Revenue Code (“Code”) Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by the Executive would be subject to an excise tax under Code Section 4999, the Executive will receive either the full amount of his payments or a reduced amount such that no portion of the payments is subject to the excise tax (whichever results in the greater after-tax benefit to the Executive).

Each Executive’s entitlement to the payments and benefits under his change of control agreement with the Company is also subject to his execution of a waiver and release for the Company’s benefit.  In addition, in the event an Executive receives payments from the Company under his Change of Control Agreement, such Executive is subject to confidentiality, non-disclosure, non-solicitation and non-competition restrictions for two years following a termination of his employment.

The foregoing summary is qualified in its entirety by reference to the Form of Severance Benefit Agreement and Form of Change of Control Agreement, copies of which are filed as Exhibits 10.8 and 10.7, respectively, to the Registration Statement and are incorporated in this Item 5.02 by reference.

Restricted Stock Awards

In accordance with the terms of the Employment Letters for each of Messrs. Biro, Muck and Schlanger, as described above, on November 4, 2015, the Company granted to each such executive an award of restricted shares of the Company’s common stock pursuant to the 2015 Plan and a restricted stock notice and agreement (the “Restricted Stock Award Notice”) which sets forth the terms and conditions of the grants of restricted shares to the executives.  The number of restricted shares granted to each such executive is as follows: Mr. Biro - 26,024 restricted shares; Mr. Muck - 17,436 restricted shares; and Mr. Schlanger - 39,037 restricted shares.

The restricted shares vest as described above under “—Employment Letters.”  The Restricted Stock Award Notice provides, among other things, for the (i) immediate vesting of the unvested portion of the award in the event of the executive’s termination of employment as a result of death or disability, (ii) forfeiture of the unvested portion of the award in the event of the executive’s termination of employment other than as a result of death or disability, unless the plan administrator directs otherwise, (iii) immediate vesting of the unvested portion of the award in the event of the executive’s termination of employment by the Company without “cause” (as defined in the 2015 Plan), by the executive for “good reason” (as defined in the Restricted Stock Award Notice) or due to the executive’s death or disability, in each case, within 18 months following a change of control of the Company, and (iv) non-transferability of the award other than in accordance with the terms of the 2015 Plan.

The foregoing summary is qualified in its entirety by reference to the Restricted Stock Award Notice, a copy of which is filed as Exhibit 10.11 hereto and is incorporated in this Item 5.02 by reference.

CEO Restricted Stock Award

Pursuant to the employment letter entered into between the Company and Andrew Way, dated as of June 3, 2015, upon the completion of the spin-off, Mr. Way became eligible to receive a restricted stock award pursuant to the 2015 Plan, valued in the aggregate at $4,000,000.  On November 4, 2015, in satisfaction of this obligation, the Board granted to Mr. Way 260,247 restricted shares of the Company’s common stock, pursuant to the 2015 Plan.  Mr. Way’s restricted stock award will vest ratably on an annual basis over the three year period following the grant date, subject to his continued service through each applicable vesting date.  The restricted stock award is subject to the terms and conditions of the Restricted Stock Award Notice, which is described in more detail above under “Restricted Stock Awards.”

The foregoing summary is qualified in its entirety by reference to the Restricted Stock Award Notice, a copy of which is filed as Exhibit 10.11 hereto and is incorporated in this Item 5.02 by reference.

Director Common Stock Grant

In connection with the appointment of Mr. Gouin as a member of the Board, on November 4, 2015, the Board approved the grant of 1,399 fully vested shares of Company common stock to Mr. Gouin pursuant to the 2013 Plan and a director common stock notice and agreement (the “Director Common Stock Award Notice”).  The Director Common Stock Award Notice sets forth the terms and conditions of the grant of Company common stock to Mr. Gouin.

The foregoing summary is qualified in its entirety by reference to the Director Common Stock Award Notice, a copy of which is filed as Exhibit 10.14 hereto and is incorporated in this Item 5.02 by reference.

Deferred Compensation Plan

Effective as of November, 1, 2015, the Company adopted the Exterran Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) for the benefit of its employees.  Under the Deferred Compensation Plan, eligible employees will be permitted to defer receipt of up to 100% of their base salary, annual bonus and, if designated by the plan administrator, regular commissions. The Company will also make certain employer matching contributions designed to serve as a make-up for the portion of the employer matching contributions that cannot be made under our 401(k) plan due to Code limits. The amounts deferred under each participant’s Deferred Compensation Plan account will be deemed to be invested in investment alternatives chosen by the participant from a range of choices established by the plan administrator. The balances of participant accounts will be adjusted to reflect the gains or losses that would have been obtained if the participant contributions had actually been invested in the applicable investment alternatives.

Participants may elect to defer the distribution of their account balances until the occurrence of a specified future date or event, including: (i) a future date while the participant is employed by us, as specified by the participant, (ii) the participant’s separation from service (within the meaning of Section 409A of the Code), including due to death, or (iii) the participant’s disability. Participants may also elect whether to receive distributions of their account balances in a single lump-sum amount or in annual installments to be paid over a period of two to ten years.

Payment of a participant’s account will be made or commence, as applicable, as follows: (i) for lump sum payments, on the earlier of: (x) in the case of a specified in-service date, January 1 of such year and (y) in the case of a separation from service or disability, the date of the participant’s separation of service or, if earlier, disability and (ii) for installment payments, the earlier of: (x) in the case of a specified in-service date, January 1 of such year and (y) in the case of a separation from service or disability, January 1 of the calendar year immediately following the date of the participant’s separation of service or, if earlier, disability.

The Deferred Compensation Plan will be an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company has also established a “rabbi trust” to satisfy our obligations under the Deferred Compensation Plan.

The foregoing summary is qualified in its entirety by reference to the Deferred Compensation Plan, a copy of which is filed as Exhibit 10.19 to this Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the spin-off, effective as of November 3, 2015, the Company amended and restated its certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and bylaws (the “Amended and Restated Bylaws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws can be found in the section entitled “Description of Our Capital Stock” in the Information Statement, which description is incorporated in this Item 5.03 by reference.

The foregoing description is qualified in its entirety by reference to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, each of which is incorporated in this Item 5.03 by reference.

Item 5.05.                                        Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the spin-off, the Board adopted the Company’s Code of Business Conduct (the “Ethics Code”) and Corporate Governance Principles (the “Governance Principles”) for members of the Board and executive officers of the Company, effective as of October 30, 2015. The Ethics Code applies to all of the Company’s directors, officers and employees. The Governance Principles apply to all of the Company’s directors and executive officers, including its principal executive officer, principal financial officer and principal accounting officer.

Copies of the Ethics Code and the Governance Principles have been posted in the Investors section of the Company’s website, www.exterran.com, under “Corporate Governance—Governance Documents.” The foregoing description is qualified in its entirety by reference to the Ethics Code and Governance Principles filed with this Current Report on Form 8-K as Exhibits 14.1 and 14.2, respectively, each of which is incorporated in this Item 5.05 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
2.1

Separation and Distribution Agreement, dated as of November 3, 2015, by and among Exterran Holdings, Inc., Exterran General Holdings LLC, Exterran Energy Solutions, L.P., Exterran Corporation, AROC Corp., EESLP LP LLC, AROC Services GP LLC, AROC Services LP LLC and Archrock Services, L.P.

3.1	Amended and Restated Certificate of Incorporation of Exterran Corporation
3.2	Amended and Restated Bylaws of Exterran Corporation
10.1	Employee Matters Agreement, dated as of November 3, 2015, by and between Exterran Holdings, Inc. and Exterran Corporation
10.2	Tax Matters Agreement, dated as of November 3, 2015, by and between Exterran Holdings, Inc. and Exterran Corporation
10.3	Transition Services Agreement, dated as of November 3, 2015, by and between Exterran Holdings, Inc. and Exterran Corporation
10.4	Supply Agreement, dated as of November 3, 2015, by and among Archrock Services, L.P., EXLP Operating LLC and Exterran Energy Solutions, L.P.
10.5	Form of Indemnification Agreement
10.6

Amended and Restated Credit Agreement, dated as of October 5, 2015, by and among Exterran Holdings, Inc., Archrock Services, L.P., the lenders signatory thereto and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 4.2 to Amendment No. 5 to the Company’s Registration Statement on Form 10-12B, as filed on October 6, 2015)

10.7	Exterran Corporation 2015 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8, as filed on November 2, 2015)
10.8	Form of Award Notice and Agreement for Incentive Stock Options pursuant to the 2015 Stock Incentive Plan
10.9	Form of Award Notice and Agreement for Nonqualified Stock Options pursuant to the 2015 Stock Incentive Plan
10.10	Form of Award Notice and Agreement for Performance Units pursuant to the 2015 Stock Incentive Plan
10.11	Form of Award Notice and Agreement for Restricted Stock pursuant to the 2015 Stock Incentive Plan
10.12	Form of Award Notice and Agreement for Cash-Settled Restricted Stock Units pursuant to the 2015 Stock Incentive Plan
10.13	Form of Award Notice and Agreement for Stock-Settled Restricted Stock Units pursuant to the 2015 Stock Incentive Plan
10.14	Form of Award Notice and Agreement for Common Stock Award for Non-Employee Directors pursuant to the 2015 Stock Incentive Plan
10.15	Exterran Corporation Directors’ Stock and Deferral Plan (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8, as filed on November 2, 2015)
10.16	Form of Employment Letter
10.17	Form of Severance Benefit Agreement (incorporated by reference to Exhibit 10.11 to Amendment No. 4 to the Company’s Registration Statement on Form 10-12B, as filed on

August 5, 2015)
10.18	Form of Change of Control Agreement (incorporated by reference to Exhibit 10.11 to Amendment No. 4 to the Company’s Registration Statement on Form 10-12B, as filed on August 5, 2015)
10.19	Exterran Corporation Deferred Compensation Plan
14.1	Code of Business Conduct
14.2	Corporate Governance Principles

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

/s/ Jon C. Biro
Jon C. Biro
Senior Vice President and Chief Financial Officer

Date: November 5, 2015

EXHIBIT INDEX

Exhibit Number	Description
2.1

Separation and Distribution Agreement, dated as of November 3, 2015, by and among Exterran Holdings, Inc., Exterran General Holdings LLC, Exterran Energy Solutions, L.P., Exterran Corporation, AROC Corp., EESLP LP LLC, AROC Services GP LLC, AROC Services LP LLC and Archrock Services, L.P.

3.1	Amended and Restated Certificate of Incorporation of Exterran Corporation
3.2	Amended and Restated Bylaws of Exterran Corporation
10.1	Employee Matters Agreement, dated as of November 3, 2015, by and between Exterran Holdings, Inc. and Exterran Corporation
10.2	Tax Matters Agreement, dated as of November 3, 2015, by and between Exterran Holdings, Inc. and Exterran Corporation
10.3	Transition Services Agreement, dated as of November 3, 2015, by and between Exterran Holdings, Inc. and Exterran Corporation
10.4	Supply Agreement, dated as of November 3, 2015, by and among Archrock Services, L.P., EXLP Operating LLC and Exterran Energy Solutions, L.P.
10.5	Form of Indemnification Agreement
10.6

Amended and Restated Credit Agreement, dated as of October 5, 2015, by and among Exterran Holdings, Inc., Archrock Services, L.P., the lenders signatory thereto and Wells Fargo Bank, National Association, as administrative agent (incorporated by reference to Exhibit 4.2 to Amendment No. 5 to the Company’s Registration Statement on Form 10-12B, as filed on October 6, 2015)

10.7	Exterran Corporation 2015 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8, as filed on November 2, 2015)
10.8	Form of Award Notice and Agreement for Incentive Stock Options pursuant to the 2015 Stock Incentive Plan
10.9	Form of Award Notice and Agreement for Nonqualified Stock Options pursuant to the 2015 Stock Incentive Plan
10.10	Form of Award Notice and Agreement for Performance Units pursuant to the 2015 Stock Incentive Plan
10.11	Form of Award Notice and Agreement for Restricted Stock pursuant to the 2015 Stock Incentive Plan
10.12	Form of Award Notice and Agreement for Cash-Settled Restricted Stock Units pursuant to the 2015 Stock Incentive Plan
10.13	Form of Award Notice and Agreement for Stock-Settled Restricted Stock Units pursuant to the 2015 Stock Incentive Plan
10.14	Form of Award Notice and Agreement for Common Stock Award for Non-Employee Directors pursuant to the 2015 Stock Incentive Plan
10.15	Exterran Corporation Directors’ Stock and Deferral Plan (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8, as filed on November 2, 2015)
10.16	Form of Employment Letter
10.17	Form of Severance Benefit Agreement (incorporated by reference to Exhibit 10.11 to Amendment No. 4 to the Company’s Registration Statement on Form 10-12B, as filed on August 5, 2015)
10.18	Form of Change of Control Agreement (incorporated by reference to Exhibit 10.11 to Amendment No. 4 to the Company’s Registration Statement on Form 10-12B, as filed on August 5, 2015)
10.19	Exterran Corporation Deferred Compensation Plan
14.1	Code of Business Conduct
14.2	Corporate Governance Principles